Exhibit 10.3

LEASE AGREEMENT

THIS LEASE entered into effective as of the       1st       day, of    March___,  2011    , between DiAffari Properties (referred to as "Landlord" ) and    Malemark, Inc.    (referred to collectively as "Tenant”.

W I T N E S S E T H:

For and in consideration of the agreements herein contained, Landlord does hereby lease to Tenant, and Tenant does take and lease from Landlord, the real estate (the "Leased Premises") herein below described on the terms and conditions stated herein.

1.           DESCRIPTION OF PREMISES.  The Leased Premises consists of an office suite (_approx. 950 sq ft., first floor, north side  )  located at     1019 17th Avenue South, Suite 100  , in Nashville, Tennessee 37212.

2.           ACCEPTANCE OF LEASED PREMISES.  Tenant accepts the Leased Premises "as is" and acknowledges that the property is taken without warranty of condition, suitability of use, or of any other matter whatsoever, except that all plumbing, heating, electrical and cooling system will be in working order on the date hereof. Tenant further accepts the Leased Premises subject to all restrictions, encumbrances and easements, whether or not of record, including but not limited to (a) building restrictions and zoning regulations, (b) any state of facts, which an accurate survey would show, (c) any mortgage, deed of trust or lien of record, and (d) all easements, covenants and restrictions affecting the Leased Premises.

3.           TERM.  The term ("Term") of this Lease is on a month to month basis commencing on March 1st, 2011.

4.           RENTAL.

(a)           March 1, 2011 tenant agrees to pay rent at a rate of $ 1250.00   per Month with increases agreed upon in the future.

(b)           Rent is due on the first day of the month.  If rent is not received by the 5th of the month a 10 percent late fee will be assessed every 5 days thereafter. Rent payments shall be without any setoff, abatement, deduction, or other reduction whatsoever. Late payment may create unacceptable economic risks or consequences, and this charge is stipulated to be reasonable. The assessment of interest on late payments shall not constitute a waiver of any breach by Tenant of this Lease resulting therefrom.

5.           REAL ESTATE TAXES AND SPECIAL ASSESSMENTS.

(a)           Taxes.  Landlord shall be responsible for all taxes on leased property.

(b)           Taxes Excluded.  It is expressly agreed that Tenant shall not be obligated to pay any income, profits, excise, inheritance or succession tax or other similar tax or charge that may be payable or chargeable to Landlord in connection with the Leased Premises under any present or future law of the United States, or the State of Tennessee, except as provided in subparagraph (b) above.

6.           REPAIRS AND MAINTENANCE.

(a)           Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Landlord. Any alterations, physical additions or improvements to the Leased Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease. This clause shall not apply to movable equipment or furniture owned by Tenant which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Landlord.

(b)           Landlord shall, at its own cost and expense, maintain all parts of leased building and keep in good repair and condition (including all necessary improvements, whether interior or exterior, structural or non-structural, ordinary and foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the term of this Lease. Tenant shall take good care of all the property and its fixtures.

(c)           Tenant shall not allow any damage to be committed on any portion of the Leased Premises, and at the termination of this Lease except for involuntary termination because of condemnation or casualty as set forth in Sections 8 and 10 below, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant, and if Landlord undertakes to restore the Leased Premises it shall have a right of reimbursement against Tenant, together with interest from the date of any such expenditures by Landlord until paid at the rate of the lesser of (i) eighteen percent ( 18%) per annum or (ii) the maximum rate of interest allowable under the laws of the State of Tennessee at such time.

7.           INSURANCE.

(a)           Tenant, at its own sole decision and cost and expense, with recommendation by landlord shall, throughout the entire term of this Lease, procure and maintain insurance to cover any and all of tenants belongings with in tenant’s leased space.  Landlord is not responsible for tenants belongings under any condition or situation that may occur.

(b)           All policies of insurance provided for or contemplated by this Lease shall name Landlord and Tenant as the insureds or additional insureds, as their respective interests may appear. To the extent required by Landlord's Mortgagee, if any, such policies shall also provide that losses thereunder shall be payable to said Landlord's Mortgagee, and/or that Landlord's Mortgagee shall be named as additional insured.

(c)           All policies of insurance provided for in this Section shall, to the extent obtainable, contain clauses or endorsements to the effect:

(d)          That no act, omission, or negligence of Tenant, or anyone acting for Tenant, which might otherwise result in a forfeiture of such insurance or any part thereof, shall in any way

8.            DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY.

(a)           In the event of any damage or loss by fire or other insurable casualty to the Leased Premises, Tenant shall give immediate notice thereof and Landlord shall, with reasonable diligence, repair and restore the Leased Premises or the portion thereof so damaged, as nearly as possible to the condition of the same immediately prior to such damage.

(b)           In the event that the Leased Premises shall be totally destroyed or so substantially damaged by fire or other insurable casualty, so that the repair and restoration thereof would be impracticable, Landlord shall give notice thereof to Tenant and Tenant’s obligations herunder shall be terminated.

(c)           If by reason of any damage or destruction of improvements on the Leased Premises, any sums are paid under any insurance policy, such insurance proceeds shall be paid over to Landlord, if permitted by Landlord's Mortgagee, and Landlord shall hold the same as a trust fund to be used first for the payment of the entire cost of restoring, repairing and rebuilding the damaged or destroyed improvements before using the same for any other purpose. Each such payment shall be held by Landlord in trust and shall be used solely by Landlord for the payment of the cost of the work and materials. If there shall remain any balance of insurance monies after any damaged or destroyed improvements shall have been completely restored or replaced, as evidenced by a certificate of an independent engineer or independent architect delivered to Landlord and Tenant, such balance of insurance monies shall be paid to Landlord, if permitted by Landlord's Mortgagee.

(d)           Upon the expiration or sooner termination of this Lease, however caused, any insurance proceeds then held by Landlord shall be retained by landlord, if permitted by Landlord's Mortgagee.

(e)           Notwithstanding anything else contained in this Section, if the Leased Premises be damaged or destroyed, Landlord shall have the option within sixty (60) days from the date of such damage or destruction to terminate this Lease by giving notice to Tenant, which termination shall be effective not less than thirty (30) days after the giving of such notice, and thereupon this Lease shall cease and come to an end on the date specified in such notice, with the same force and effect as if such date were the date heretofore fixed for the expiration of the term herein demised; and Tenant thereupon shall make payment of all rent and the other sums and charges payable by Tenant hereunder, justly apportioned to the date of such termination. In the event of such termination, Tenant shall not be required to repair the damage, and all insurance monies payable as a result of such damage or destruction shall belong and be paid to Landlord and Landlord's Mortgagee, as their interests may appear.

(f)           No destruction of or damage to the improvements, or any part thereof, by fire or other casualty whatsoever, whether such damage or destruction be partial or total or otherwise, shall entitle or permit Tenant to surrender or terminate this Lease or shall relieve Tenant from Its liability to pay in fall all rent and other sums and charges payable by Tenant hereunder, or from any of its other obligations under this Lease, except that Tenant shall not be required to pay rent or other expenses at the time and to the extent same are paid to Landlord by loss of rent or rental value insurance.

(g)           Any repair, restoration or replacement work to be performed by Tenant shall be subject to Landlord’s prior written approval, including but not limited to all plans and specifications, and all architects, engineers, general contractors and major subcontractors engaged by Tenant to perform any such work.

9.             UTILITIES. Water, electricity, gas, used on the Leased Premises are to be paid for by    Landlord     .  All other utilities such as phone, cable, etc. are to be paid for by tenant.

10.           CONDEMNATION.

(a)           In the event that the Leased Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or shall be voluntarily conveyed by all parties in interest in lieu of such taking (any such taking or conveyance being hereinafter referred to as a "taking"), Landlord, as its interests may appear, shall be entitled to collect from any condemnor the entire award or the entire consideration for any voluntary conveyance (both of which are hereinafter referred to as "award"), that may be made as a result of such taking, without deduction therefrom for any estate vested in or held by tenant, subject to Tenant's rights as set forth in this Section. Tenant agrees to execute any and all documents that may be required in order to facilitate collection by Landlord of any and all such awards. Tenant and any Landlord's Mortgagee in cooperation with Landlord shall have the right to participate in any condemnation or eminent domain proceedings and be represented by counsel for the purpose of protecting their respective interests thereunder.

(b)            If at any time during the term of this Lease a taking of all or substantially all of the Leased Premises shall occur, such taking shall be deemed to have caused this Lease to terminate and expire on the date of such taking. The rent required to be paid by Tenant under this Lease shall be paid up to the date of such taking and Tenant shall, in all other respects, keep, observe or perform all the terms, covenants, agreements, provisions, conditions and limitations of this Lease on Tenant's part to be kept, observed or performed, up to the date of such taking. For purposes of this Section "substantially all of the Leased Premises" shall be deemed to have been taken if the portion of the Leased Premises not so taken cannot, be so repaired or reconstructed as to constitute a complete operation capable of being used for the business of Tenant.

(c)           If, at any time during the term of this Lease, less than substantially all of the Leased Premises shall be taken as aforesaid, this Lease and the term hereof shall continue in full force and effect. In the event of any such taking referred to above, Tenant shall give prompt notice thereof to Landlord and Tenant shall proceed, with reasonable diligence, to perform any necessary repairs, restorations, alterations or replacements at Tenant's sole cost and expense. All awards payable as a result of any such taking shall be paid (after deducting therefrom Landlord's expenses of collection, including, but not limited to, attorneys' fees and experts' fees) to Landlord for reimbursement to Tenant 'of the costs of any repairs, restorations, alterations and replacements made by Tenant pursuant to this Section as said costs become due and payable. Any excess shall be retained by Landlord.

(d)           In the event of any such partial taking, the rent and other charges payable hereunder which are fairly allocable to the portion of the Leased Premises taken shall be apportioned and adjusted as of the date of taking, and the rent which would otherwise have been payable for the remainder of the term shall be equitably reduced as of the date of taking to reflect the decrease in value of the Leased Premises to Tenant by reason of such taking; provided, however, that the rent shall not thereby be reduced below the then fair market  net rental value of the Leased Premises, following the taking.

(e)           Notwithstanding anything contained in this Section, Tenant shall be entitled to receive, without any rights in Landlord thereto, upon any taking, (I) any and all compensation for the removal, disconnection, reinstallation, taking, impairment of value, or other damage to any of Tenant's property, whether deemed real or personal in any proceeding regarding such taking, located on the Leased Premises which is not part of the improvements, and (ii) damages for losses to or of Tenant's business.

11.           PURPOSE. Unless otherwise consented to in writing by the Landlord, the Leased Premises are to be used solely for the purpose of a Music Related Business.

12.           TENANT'S OBLIGATION TO COMPLY WITH LAWS.

(a)           Tenant covenants to comply with all laws, statutes, ordinances and regulations, now or hereinafter in-force applicable to the Leased Premises, or any improvements thereon, or the use thereof. Tenant also covenants to comply with any and all regulations and rules applicable to the Leased Premises issued by federal, state, county and local regulatory or licensing agencies, fire marshals, environmental control agencies, or by any other body exercising similar functions, and with the requirements of insurance companies writing policies covering the Leased Premises which now or hereafter may become applicable to the Leased Premises. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this paragraph, and in any event agrees to indemnify and hold Landlord harmless from all liability with reference to the same. Landlord and Tenant shall each promptly give notice to the other in writing at its notice address of any notice of violation it receives.

(b)           Tenant shall not cause or permit any Hazardous Substances, as defined in subsection (e) below, to be brought upon or kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors, or invitees unless (i) such Hazardous Substances are necessary for Tenant's business and (ii) Tenant first obtains the written consent of Landlord. Tenant shall at all times and in all respects comply with all local, state and federal laws, ordinances, regulations, and orders (collectively, "Hazardous Substances Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal, or transportation of any Hazardous Substances. Tenant shall at its own expense procure maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of the Leased Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Leased Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Substances Laws, Tenant shall cause any and all Hazardous Substances removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with, and manage any and all Hazardous Substances in, on, under, or about the Leased Premises in total conformity with all applicable Hazardous Substances Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Substances to be removed from the Leased Premises and to be transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Substances laws; provided, however, that Tenant shall not take any remedial action in response to the presence of any Hazardous Substances in or about the Leased Premises nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Leased Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord's interest with respect thereto.

(c)           If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has come to be located on or beneath the Leased Premises, Tenant shall, immediately upon discovering such presence or suspected presence of the Hazardous Substance, give  written notice of that condition to Landlord. In addition, Tenant shall immediately notify Landlord in writing of (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous Substance Laws, (ii) any claim made or threatened by any person against Tenant or the Leased Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Substances, and (iii) any reports made to any local, state, or federal environmental agency arising out of or in connection with any Hazardous Substances in or removed from the Leased Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, or asserted violations relating  in any way to the Leased Premises, or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Substances removed from the Leased Premises.

(d)           As used in this Lease, the term "Hazardous Substance or Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et sea. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (v) defined as a "hazardous waste" pursuant to Section 10 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903) or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

(e)         Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect and hold harmless Landlord, and each of Landlord's partners, directors, officers, employees, agents, attorneys, successors and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation, diminution in the value of the Leased Premises, damages for the loss or restriction on use of retable or usable space or of any amenity of the Leased Premises), costs, or expenses (including attorneys' fees, consultant fees, and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under, or about the Leased Premises, or any discharge or release in or from the Leased Premises, of any Hazardous Substances or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about, or from the Leased Premises, or (B) Tenant's failure to comply with any Hazardous Substances Law. Tenant's obligations under this subsection (e) shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Leased Premises, (including, without limitation, the soil and ground water on or under the Leased Premises) and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith. Tenant's obligations under this paragraph shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant.

13.           DEFAULT: LANDLORD'S REMEDIES. Any of the following shall constitute a default by Tenant under this Lease:

(a)           Tenant's failure to pay rent or any other charge under this Lease when due, or Tenant's failure to comply with any other term or condition of this Lease.

(b)           Tenant shall file a petition under any section or chapter of the Bankruptcy Code, as amended, or under any similar law of statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

(c)           A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(d)           Tenant shall abandon any substantial portion of the Leased Premises.

(e)           Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or any part thereof.

In case of default as described above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under Tennessee law:

(i)           Terminate this Lease, in which event Tenant shall immediately surrender the premises to Landlord. Tenant agrees to pay to Landlord on demand all reasonable cost incurred in connection with such termination and retaking of possession, including, without limitation, court costs and attorney fees, and all costs incurred in restoring the premises to the same condition as at the commencement of the Term, ordinary wear and tear excepted.

(ii)          Retake possession of the premises by summary proceedings and relet the premises upon any reasonable terms. Reletting shall not be construed as an acceptance of a surrender of Tenant's leasehold interest.

(iii)         Recover all damages of every nature and kind caused by Tenant's default which shall include, without limitation, any and all costs associated with reletting the premises, and reasonable costs and attorneys' fees relating to Tenant's default. Further, Tenant shall indemnify and hold harmless Landlord from any actual loss of rent by Landlord during the balance of the original term of the Lease or option period, whichever may be in force, as long as Landlord is using reasonable efforts to relet the premises. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accrued. Alternatively or in addition, Landlord may elect in any one action, even after having instituted prior action for accrued damages, to recover accrued damages plus damages attributable to the remaining term of the Lease equal to the difference between the rent under the Lease and the reasonable rental value of the premises for the remainder of the term, plus interest on all rental payments past due and on such judgment from the date any rental payment was due to the date of actual payment at the rate of the lesser of (i) eighteen percent ( 18%) per annum, or (ii) the maximum lawful rate under the laws of the State of Tennessee at such time.

(iv)           Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest from the date of expenditure at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum lawful rate under the laws of the State of Tennessee at such time, until the date of repayment by Tenant.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the premises, and no agreement to terminate this Lease or to accept a surrender of said premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions, of this Lease, it shall be come necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorneys' fees so incurred.

14.           SIGNAGE.  One   small sign will be allowed to be visable on the outside of the building or from the inside of the building, appearance and placement must be approved my the landlord. Art work for the sign must be approved by landlord. No  signage will be allowed on the main front door. PLEASE INITIAL THIS SIGNAGE PORTION OF THE LEASE._________________intitials.

15.           ASSIGNMENT OR SUBLETTING.

(a)           Subject to the provisions of subparagraph (b) of this Article, Tenant shall not assign or sublet its interests, or any portion thereof, under this Lease without first obtaining Landlord's consent in writing, which consent may not be unreasonably withheld by Landlord. However, such assignment or subletting shall not relieve Tenant of continuing direct and primary liability under the Lease. Consent in one instance shall not prevent this provision from applying to each subsequent instance. This provision shall apply to all transfers by operation of law including, but not limited to, mergers or any change of ownership of Tenant.

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(b)           Tenant shall have the right to assign or sublet the premises to any of its subsidiaries or affiliates or any other entity controlled by the Tenant upon written notice to Landlord, provided that Tenant shall remain obligated under the provisions of this Lease. Upon such subletting or assignment, if requested by Landlord, Tenant shall execute a guarantee of the obligation of the performance of its affiliate or subsidiary of all terms of the Lease. No assignment or subletting shall relieve Tenant of continuing direct and primary liability under this Lease without written consent of Landlord. Landlord must approve anything and anyone regarding subletting.

16.           SUCCESSORS AND ASSIGNS.  The covenants and agreements in this Lease shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns.

17.           END OF TERM.   Tenant covenants that on the last day of the term it will peaceably and quietly leave and surrender the Leased Premises. Premises must be clean and orderly.

18.           ESTOPPEL CERTIFICATES.   Tenant agrees, from time to time and within ten (l0) days after request by Landlord, to deliver to Landlord, or Landlord's designee, an Estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

19.           MEMORANDUM OF LEASE.   The parties agree that they will upon request, execute and acknowledge a memorandum of lease for recording purposes.

20.           Intentionally omitted

21.          RIGHT TO INSPECT PREMISES.  Landlord and its agents and representatives shall have the right to enter into or upon the Leased Premises at reasonable times for the purpose of examining the same.

Landlord or its agents shall have the right to show the Leased Premises to persons wishing to purchase or lease the same. During the last year prior to the expiration of the term of the Lease, Landlord or its agents shall have the right to place the usual "for lease" or "for sale" notices on the Leased Premises, and Tenant agrees to permit the same to remain thereon without hindrance or molestation.

22.           ENTIRE AGREEMENT.   It is expressly understood and agreed by and between Landlord and Tenant that this Lease sets out the understandings between Landlord and Tenant relative to the Leased Premises and that there are no promises, agreements, conditions, understandings, inducements, warranties or representations, either oral or written, express or implied, between them other than as set forth in this Lease and its attachments and this Lease shall not be modified in any manner except by a writing signed by Landlord and Tenant.

23.           QUIET ENJOYMENT.  Landlord represents and warrants that it has full authority and right to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to (i) the terms and provisions of this Lease, and (ii) all actions, including, but not limited to, condemnation, by any governmental authority. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease, or to perform any obligation due herein under. Notwithstanding the foregoing, Tenant shall have a right, by separate and independent action, to pursue any claim against Landlord as a result of any breach of the covenants contained herein, provided that the aggregate liability of Landlord, its successors and assigns hereunder and under all other provisions of this Lease shall be limited to its equity in the Leased Premises.

24.          NOTICES.   Each provision of this instrument regarding notice shall be deemed to be complied with when and if the following steps are taken:

(a)           All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

(b)           Any payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address herein below set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)            Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have specified by written notice delivered in accordance herewith:

LANDLORD:	Di Affari Properties Christy or Rebecca DiNapoli 615-400-6590 Scott or Sandi Borchetta 615-482-7077

PAYMENTS:	Payable to:	Di Affari Properties
	Mailed to:	Attention: Julie Boyett 148 Dalton Circle Rockvale, TN. 37153

TENANT:	Name: Malemark, Inc.

Billing Address:	Attention: Accounts Payables 5525 Erindale Drive Suite 200 Colorado Springs, CO 80918

All parties included with the terms "Landlord" and "Tenant"  shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

25.           MECHANICS' AND OTHER LIENS.  Tenant shall have no authority, express or implied, to create or place any lien or encumbrance, of any kind or nature whatsoever upon the Leased Premises, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach, if at all, only to the leasehold interest granted to Tenant by this instrument, which claim Tenant shall promptly satisfy and remove or bond off and duly dispose of.

26.           INDEMNIFICATION.  During the entire term of this Lease, and at all times thereafter, the Tenant will indemnify and save harmless the Landlord against any and all claims, debts, demands, or obligations which may be made against the Landlord or against the Landlord's title in the premises, arising out of, or in connection with, any alleged act or omission of the Tenant or any person claiming under, by, or through the Tenant; and if it becomes necessary for the Landlord to defend any action seeking to impose any such liability, the Tenant will pay the Landlord all costs of court and reasonable attorneys' fees incurred by the Landlord in effecting such defense in addition to any other sums which the Landlord may be called upon to pay by reason of the entry of a judgment against the Landlord in the litigation in which such claim is asserted.

27.          SUCCESSOR LANDLORD.  In case Landlord (herein called the "Conveying Landlord") shall convey or otherwise dispose of its interest in the Leased Premises and/or turn over to the transferee any funds held by it hereunder in which Tenant has an interest, all liabilities and obligations on the part of the Conveying Landlord under this Lease, accruing after such conveyance or disposal, shall terminate upon such conveyance or disposal, provided the transferee has acknowledged in writing its assumption of all such liabilities and obligations of the Conveying Landlord, and thereafter all such liabilities and obligations shall be binding upon only the new owner of the Leased Premises and the conveying Landlord will thereby be released and discharged from any further liability under this Lease.

28.           VENUE.  The parties hereby agree that the only proper and convenient venue and/or jurisdiction for any litigation between them related to this Lease or the relationship of the parties as evidenced by this Lease shall be in the Circuit Court of Davidson County, Tennessee, the Chancery Court of Davidson County, Tennessee, or the United States District Court for the Middle District of Tennessee.

29.          Void.

30.          MISCELLANEOUS.

(a)            The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefits of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

(b)           The captions inserted in this Lease are for convenience only and in no way limit or otherwise describe the scope or intent of this Lease, nor are they intended to in any way affect its interpretation.

(c)            This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(d)           All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and insurance and. all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord for Tenant's obligation hereunder for taxes and insurance premiums for the year in which this Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.

(e)  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease remaining shall not be affected thereby, and each remaining term, condition, covenant, or provision of this Lease shall be valid and be enforced to the fullest extent permitted by law; and it is further the intention of the parties that in lieu of such illegal, invalid or unenforceable provision, the parties (or any court having jurisdiction) shall substitute a legal, valid and enforceable provision consistent, to the maximum extent practicable, with the intention of the parties as to such illegal, invalid or unenforceable provision.

(f)  No pets are allowed

(g)  HOLDOVER PERIOD ( ie. Automatic extension of lease): If Tenant is in good standing and maintains possession of the Property for any period after the termination of this Lease (ie. Holdover Period), a rent increase of an additional ___10___% per month will begin as an automatic holdover fee for a period of six months or until a new lease agreement is reached which ever comes first. Landlord has the option of accepting or declining Tenant to take an automatic extension of lease or “Holdover period”.  Tenant must still notify landlord 60 days  in advance  if tenant elects to terminate lease during this holdover period and during any extensions of this lease agreement.

(h)  Keys and Locks: Tenant will be given a key to the property. All keys must be returned to the Landlord at the end of the lease term or Tenant will be charged a $50.00 lost key charge.  Tenant is not allowed to change or re-key the locks at any time during the lease unless approved by Landlord in advance and in writing. If Landlord is required to supply duplicate keys or let tenant into the property due to a lock out, Tenant will be subject to a $50.00 service fee.

(i)  Remodeling or Improvements: NO remodeling, renovating, repainting, or any other changes are allowed to property by Tenant unless written approval is given by Landlord.  If Landlord agrees is writing to changes requested by Tenant, all work, fixtures, etc. become a part of structure and may not be removed at any time after installation.

31.  TENNESSEE LAW.  This Lease shall be construed according to the laws of the State of   Tennessee.

32.  PARKING: Tenant may park one vehicle in the back parking lot on the property per guarantor of lease which will be 2 spaces. Please park on the NORTH side which is the side that your suite is on. Guests of the tenant or assistants will need to park in the front of the building.

33.  This is a legal binding contract between landlord and tenant.

34.  There will be an additional $25.00 charged to tenant for each bounced check given to landlord in addition to all late fees.

By signing below, Tenant acknowledges, understands and agrees to all terms of this lease.

IN WITNESS WHEREOF, this Lease is executed as of the day and year first above written.

    “LANDLORD”     /s/ Christy DiNapoli                                 Date: 3-1-2011
             Di Affari Properties/Scott Borchetta and/or Christy DiNapoli

             “TENANT”  /s/ Herman DeBoard, III                                   Date: 3-1-2011
                                   Malemark, Inc. Herman DeBoard, III, President